CUSTODIAN AGREEMENT

THIS AGREEMENT is made as of the 26th day of May, 2009 between THE HUNTINGTON FUNDS (the “Trust”), a Delaware statutory trust, on behalf of its portfolios (hereinafter collectively called the “Funds” and individually referred to as a “Fund”), and THE HUNTINGTON NATIONAL BANK, a national banking association (hereinafter called the “Custodian”).

WITNESSETH: That in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.	Employment of Custodian and Property to be Held by It

The Trust hereby employs the Custodian as the custodian of the assets of each of the Funds of the Trust as listed on Appendix B. Except as otherwise expressly provided herein, the securities and other assets of each of the Funds shall be segregated from the assets of each of the other Funds and from all other persons and entities. The Trust will deliver to the Custodian all securities and cash owned by the Funds and all payments of income, payments of principal or capital distributions received by them with respect to all securities owned by the Funds from time to time, and the cash consideration received by them for shares of beneficial interest (“Shares”) of the Funds as may be issued or sold from time to time. The Custodian shall not be responsible for any property of the Funds held or received by the Funds and not delivered to the Custodian. By the execution of the 17F-5 Delegation Schedule set forth in Appendix E, the Trust designates the Custodian as its delegate to perform certain functions with respect to the custody of the Funds’ Foreign Assets (as defined in Appendix E) outside of the United States.

Upon receipt of “Proper Instructions” (within the meaning of Section 2.18), the Custodian may from time to time employ one or more sub-custodians upon the terms specified in the Proper Instructions, subject to the provisions of Section 2.11.

2.	Duties of the Custodian With Respect to Property of the Funds Held by the Custodian in the United States

2.1	Holding Securities. The Custodian (and any sub-custodian appointed pursuant to Section 2.11 hereof) shall hold and physically segregate for the account of each Fund all non-cash property, including all securities owned by each Fund, other than securities which are maintained pursuant to Section 2.12 in a Securities System (as defined in Section 2.12), or securities which are subject to a joint repurchase agreement with affiliated funds pursuant to Section 2.14. The Custodian shall maintain records of all receipts, deliveries and locations of such securities, together with a current inventory thereof, and shall conduct periodic physical inspections of certificates representing stocks, bonds and other securities held by it under this Agreement in such manner as the Custodian shall determine from time to time to be advisable in order to verify the accuracy of such inventory. With respect to securities held by any sub-custodian appointed pursuant to Section 2.11 hereof, the Custodian may rely upon certificates from such sub-custodian as to holdings of such sub-custodian, it being understood that such reliance in no way relieves the Custodian of its responsibilities under this Agreement. The Custodian will promptly report to the Trust the results of such inspections, indicating any shortages or discrepancies uncovered thereby, and take appropriate action to remedy any such shortages or discrepancies.

2.2	Delivery of Securities. The Custodian (or any sub-custodian) shall release and deliver securities owned by a Fund held by the Custodian or in a Securities System account of the Custodian only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(1)	Upon sale of such securities for the account of a Fund and receipt of payment therefor;

(2)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Trust;

(3)	In the case of a sale effected through a Securities System, in accordance with the provisions of Section 2.12 hereof;

(4)	To the depository agent in connection with tender or other similar offers for portfolio securities of a Fund, in accordance with the provisions of Section 2.17 hereof;

(5)	To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

(6)	To the issuer thereof, or its agent, for transfer into the name of a Fund or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any sub-custodian appointed pursuant to Section 2.11; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

(7)	Upon the sale of such securities for the account of a Fund, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery custom”; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own failure to act in accordance with the standard of reasonable care or any higher standard of care imposed upon the Custodian by any applicable law or regulation if such above-stated standard of reasonable care were not part of this Agreement;

(8)	For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

(9)	In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

(10)	For delivery in connection with any loans of portfolio securities of a Fund, but only against receipt of adequate collateral in the form of (a) cash, in an amount specified by the Trust, (b) certificated securities of a description specified by the Trust, registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer, or (c) securities of a description specified by the Trust, transferred through a Securities System in accordance with Section 2.12 hereof;

(11)	For delivery as security in connection with any borrowings requiring a pledge of assets by a Fund, but only against receipt of amounts borrowed, except that in cases where additional collateral is required to secure a borrowing already made, further securities may be released for the purpose;

(12)	For delivery in accordance with the provisions of any agreement among the Trust or a Fund, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and a member of the Financial Industry Regulatory Authority (“FINRA”), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund;

(13)	For delivery in accordance with the provisions of any agreement among the Trust or a Fund, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission or any similar organizations, regarding account deposits in connection with transaction for a Fund;

(14)	Upon receipt of instructions from the transfer agent (“Transfer Agent”) for a Fund, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, in satisfaction of requests by holders of Shares for repurchase or redemption; and

(15)	For any other proper corporate purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees of the Trust on behalf of a Fund signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the securities to be delivered, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3	Registration of Securities. Securities (other than bearer securities) shall be registered in the name of a particular Fund or in the name of any nominee of the Fund or of any nominee of the Custodian which nominee shall be assigned exclusively to the Fund, unless the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies affiliated with the Fund or in the name or nominee name of any sub-custodian appointed pursuant to Section 2.11. All securities accepted by the Custodian on behalf of a Fund under the terms of this Agreement shall be in “street name” or other good delivery form.

2.4	Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts in the name of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of each Fund, other than cash maintained in a joint repurchase account with other affiliated funds pursuant to Section 2.14 of this Agreement or by a particular Fund in a bank account established and used in accordance with Rule 17f-3 or any successor provision under the Investment Company Act of 1940, as amended, (the “1940 Act”). Funds held by the Custodian for a Fund may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall be approved by vote of a majority of the Board of Trustees (“Board”) of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian for the Fund and shall be withdrawable by the Custodian only in that capacity. If requested by the Trust, the Custodian shall furnish the Trust, not later than twenty (20) days after the last business day of each month, an internal reconciliation of the closing balance as of that day in all accounts described in this section to the balance shown on the daily cash report for that day rendered to the Trust.

2.5	Payments for Shares. The Custodian shall make such arrangements with the Transfer Agent of each Fund as will enable the Custodian to receive the cash consideration due to each Fund and will deposit into each Fund’s account such payments as are received from the Transfer Agent. The Custodian will provide timely notification to the Trust and the Transfer Agent of any receipt by it of payments for Shares of the respective Fund.

2.6.	Availability of Federal Funds. Upon mutual agreement between the Trust and the Custodian, the Custodian shall make federal funds available to the Funds as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks, clearing house funds, and other non-federal funds received in payment for Shares of the Funds which are deposited into the Fund’s accounts.

2.7	Collection of Income

(1)	The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Fund shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to each Fund’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. The collection of income due the Funds on securities loaned pursuant to provisions of Section 2.2(10) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which each Fund is properly entitled.

(2)	The Trust shall promptly notify the Custodian whenever income due on securities is not collected in due course and will provide the Custodian with monthly reports of the status of past due income. The Trust will furnish the Custodian with a weekly report of accrued/past due income for the Fund. Once an item is identified as past due and the Trust has furnished the necessary claim documentation to the Custodian, the Custodian will then initiate a claim on behalf of the Trust. The Custodian will furnish the Trust with a status report monthly unless the parties otherwise agree.

2.8	Payment of Fund Moneys. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out moneys of each Fund in the following cases only:

(1)

Upon the purchase of securities, futures contracts or options on futures contracts for the account of a Fund but only (a) against the delivery of such securities, or evidence of title to futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its sub-custodian for this purpose pursuant to Section 2.11 hereof) registered in the name of the Fund or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer, (b) in the case of a purchase effected through a Securities System, in accordance with the conditions set forth in Section 2.12 hereof or (c) in the case of repurchase agreements entered into between the Trust and any other party, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase for the account of the Fund of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Fund;

(2)	In connection with conversion, exchange or surrender of securities owned by a Fund as set forth in Section 2.2(8) and 2.2(9) hereof;

(3)	For the redemption or repurchase of Shares of a Fund issued by the Trust as set forth in Section 2.10 hereof;

(4)	For the payment of any expense or liability incurred by a Fund, including but not limited to the following payments for the account of the Fund: interest; taxes; management, accounting, transfer agent and legal fees; and operating expenses of the Fund, whether or not such expenses are to be in whole or in part capitalized or treated as deferred expenses;

(5)	For the payment of any dividends on Shares of a Fund declared pursuant to the governing documents of the Trust;

(6)	For payment of the amount of dividends received in respect of securities sold short;

(7)	For the purchase or sale of foreign exchange contracts for the Funds, including transactions executed with or through the Custodian, any sub-custodian appointed pursuant to Section 2.11, or any Foreign Sub-Custodian; or

(8)	For any other proper purpose, but only upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Board of Trustees of the Trust on behalf of a Fund signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, specifying the amount of such payment, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.9	Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of a Fund is made by the Custodian in advance of receipt of the securities purchased, in the absence of specific written instructions from the Trust to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

2.10	Payments for Repurchases or Redemptions of Shares of a Fund. From such funds as may be available for the purpose of repurchasing or redeeming Shares of a Fund, but subject to the limitations of any Proper Instructions, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares of such Fund who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares including without limitation through bank drafts, automated clearinghouse facilities, or by other means. In connection with the redemption or repurchase of Shares of the Funds, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

2.11	Appointment of Sub-Custodians. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act and any applicable state law or regulation, to act as a sub-custodian, as its agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; provided, however, that (i) the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder; and (ii) the Custodian understand and agrees that neither the Trust nor any Fund has any liability for the payment of any sub-custodian’s fee, and that fees owed to sub-custodians shall be the sole responsibility of the Custodian.

2.12	Deposit of Fund Assets in Securities System. The Custodian may deposit and/or maintain securities owned by the Funds in a clearing agency registered with the Securities and Exchange Commission (“SEC”) under Section 17A or any successor provision of the Exchange Act, which acts as a securities depository, or in the book-entry system authorized by the U.S. Department of the Treasury and certain federal agencies, each referred to herein as “Securities System,” in accordance with applicable Federal Reserve Board and SEC rules and regulations, if any, and subject to the following provisions:

(1)	The Custodian may keep securities of each Fund in a Securities System provided that such securities are represented in an account (“Account”) of the Custodian in the Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

(2)	The records of the Custodian with respect to securities of the Funds which are maintained in a Securities System shall identify by book-entry those securities belonging to each Fund;

(3)	The Custodian shall pay for securities purchased for the account of each Fund upon (i) receipt of advice from the Securities System that such securities have been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Fund. The Custodian shall transfer securities sold for the account of a Fund upon (i) receipt of advice from the Securities System that payment for such securities has been transferred to the Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Fund. Copies of all advices from the Securities System of transfers of securities for the account of a Fund shall identify the Fund, be maintained for the Fund by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust confirmation of each transfer to or from the account of a Fund in the form of a written advice or notice and shall furnish to the Trust copies of daily transaction sheets reflecting each day’s transactions in the Securities System for the account of a Fund;

(4)	The Custodian shall provide the Trust with any report obtained by the Custodian on the Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System;

(5)	The Custodian shall have received the initial certificate, required by Section 9 hereof;

(6)

Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Trust for any actual loss or damage (but not any consequential or punitive damages) to a Fund resulting from use of the Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that a Fund has not been made whole for any such loss or damage; and

(7)	The authorization contained in this Section 2.12 shall not relieve the Custodian from using reasonable care and diligence in making use of any Securities System.

2.13	Segregated Account. The Custodian shall upon receipt of Proper Instructions establish and maintain a segregated account or accounts for and on behalf of each Fund, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Trust, the Custodian and a broker-dealer registered under the Exchange Act and a member of the FINRA (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of the Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions for a Fund, (ii) for purpose of segregating cash or government securities in connection with options purchased, sold or written for a Fund or commodity futures contracts or options thereon purchased or sold for a Fund, (iii) for the purpose of compliance by the Trust or a Fund with the procedures required by any release or releases of the SEC relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions, a certified copy of a resolution of the Trustees signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account, and declaring such purposes to be proper corporate purposes.

2.14	Joint Repurchase Agreements. Upon the receipt of Proper Instructions, the Custodian shall deposit and/or maintain any assets of a Fund and any affiliated funds which are subject to joint repurchase transactions in an account established solely for such transactions for the Fund and its affiliated funds. For purposes of this Section 2.14, “affiliated funds” shall include all investment companies and their portfolios for which subsidiaries or affiliates of The Huntington National Bank serve as investment advisers, distributors or administrators in accordance with applicable exemptive orders from the SEC. The requirements of segregation set forth in Section 2.1 shall be deemed to be waived with respect to such assets.

2.15	Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal, state and foreign tax purposes in connection with receipt of income or other payments with respect to securities of a Fund held by it and in connection with transfers of securities.

2.16	Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of a Fund or a nominee of a Fund, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Trust such proxies, all proxy soliciting materials and all notices relating to such securities.

2.17	Communications Relating to Fund Portfolio Securities. The Custodian shall transmit promptly to the Trust and the investment adviser of the Trust all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund and the maturity of futures contracts purchased or sold by the Fund) received by the Custodian from issuers of the securities being held for the Trust. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust and the investment adviser of the Trust all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Trust or the investment adviser of the Trust desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Trust shall notify the Custodian in writing at least three business days prior to the date on which the Custodian is to take such action. However, the Custodian shall nevertheless exercise its best efforts to take such action in the event that notification is received three business days or less prior to the date on which action is required. For securities which are not held in nominee name, the Custodian will act as a secondary source of information and will not be responsible for providing corporate action notification to the Trust.

2.18.	Proper Instructions. Proper Instructions as used throughout this Agreement means a writing signed or initialed by one or more person or persons as the Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person previously authorized in Proper Instructions to give such instructions with respect to the transaction involved (“Authorized Person”). The Trust shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Trustees accompanied by a detailed description of procedures approved by the Trustees, Proper Instructions may include communications directly between electromechanical or electronic devices provided that the Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for a Fund’s assets.

2.19	Actions Permitted Without Express Authority. The Custodian may in its discretion, without express authority from the Trust:

(1)	make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Trust in such form that it may be allocated to the affected Fund;

(2)	surrender securities in temporary form for securities in definitive form;

(3)	endorse for collection, in the name of a Fund, checks, drafts and other negotiable instruments; and

(4)	in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of each Fund except as otherwise directed by the Trust.

2.20	Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper reasonably believed by it to be genuine and to have been properly executed on behalf of a Fund. The Custodian may receive and accept a certified copy of a vote of the Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination of or any action by the Trustees pursuant to the Agreement and Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

2.21	Notice to Trust by Custodian Regarding Cash Movement. The Custodian will provide timely notification to the Trust of any receipt of cash, income or payments to the Trust and the release of cash or payment by the Trust.

3.	Foreign Sub-Custodian and Securities Depositories

3.1	Foreign Sub-Custodian and Securities Depositories. Unless instructed otherwise by the Trust, the Custodian may deposit and/or maintain non-U.S. Investments of the Trust of its Funds in any non-U.S. Securities System provided such Securities System meets the requirements of an “eligible securities depository” under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation (“Rule 17f-7”) or which by order of the Securities and Exchange Commission (“SEC”) is exempted therefrom. Prior to the time that securities are placed with such Securities System, but subject to the provisions of Section 3.3 below, the Custodian shall have prepared or obtained from a Sub-Custodian an assessment of the custody risks associated with maintaining assets with the Securities System and shall have established a system to monitor such risks on a continuing basis in accordance with Section 3.4. Additionally, the Custodian may, from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an “eligible foreign custodian” under Rule 17f-5 or which by order of the Securities and Exchange Commission is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Trust or its Funds as a Foreign sub-custodian (“Foreign Sub-Custodian) for purposes of holding Investments of the Trust and/or its Funds outside the United States.

3.2	Review of Foreign Sub-Custodians. From time to time, the Custodian may agree to perform certain reviews of Foreign Sub-Custodians at the Trust’s request. In such event, the Custodian’s duties and obligations with respect to this review will be performed in accordance with the terms of the attached 17f-5 Delegation Schedule to this Agreement.

3.3	Approval of Foreign Sub-Custodians. Unless and except to the extent that the Trust has requested and the Custodian has accepted delegation of the appointment of Foreign Sub-Custodians, the Custodian shall, prior to the appointment of any Foreign Sub-Custodian for purposes of holding Investments of the Trust or its Funds outside the United States, obtain written confirmation of the approval of the Trust with respect to the identity of such Foreign Sub-Custodian, such approval to be signed by an Authorized Person. A Proper Instruction to open an account in a given country shall comprise authorization by the Trust for the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Foreign Sub-Custodian shall not be required to make independent inquiry as to the authorization of the Trust or its Funds to invest in such country.

3.4

Monitoring and Risk Assessment of Securities Depositories. Prior to the placement of any assets of the Trust or its Funds with a non-U.S. Securities System, the Custodian: (a) shall provide to the Trust an assessment of the custody risks associated with maintaining assets within such Securities System; and (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities System on a continuing basis and to promptly notify the Trust of any material changes in such risk. In performing its duties under this subsection, the Custodian shall use reasonable care and may rely on such reasonable sources of information as may be available including but not limited to: (i) published ratings; (ii) information supplied by a Foreign Sub-Custodian that is a participant in such Securities System; (iii) industry surveys or publications; (iv) information supplied by the Foreign Sub-Custodian itself, by its auditors (internal or external) or by the relevant foreign financial regulatory authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to the Securities System is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has performed its monitoring and assessment duties with reasonable care. The risk assessment shall be provided to the Trust by such means as the Custodian shall reasonably establish. Advices of material change in such assessment may be provided by the Custodian in the manner established as customary between the Trust and the Custodian.

3.5	Responsibility for Foreign Sub-Custodians. Except as provided in the last sentence of this Section 3.5, the Custodian shall be liable to the Trust for any loss or damage to the Trust caused by or resulting to be negligence, gross negligence or willful misconduct in accordance with the terms of the relevant Foreign Sub-Custodian agreement under the laws, circumstances and practices prevailing in the place where the act or omission occurred. The liability of the Custodian in respect of the countries and Foreign Sub-Custodians so designated by the Custodian, from time to time shall be subject to the additional condition that the Custodian actually recovers such loss or damage from the Foreign Sub-Custodian.

3.6	New Countries. The Trust shall be responsible for informing the Custodian sufficiently in advance of the proposed investment which is to be held in a country in which no Foreign Sub-Custodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a sub-custodial arrangement in accordance herewith.

3.7	Market Conditions. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Funds and delivery of Foreign Assets maintained for the account of the Funds may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer thereof (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to the Board the information with respect to custody practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Exhibit C hereto at the time or times set forth on such Exhibit. The Custodian may revise Exhibit C from time to time, provided that no such revision shall result in the Board being provided with substantively less information than had been previously provided hereunder.

3.8	Liability of Foreign Sub-Custodian. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties in accordance with the standards of the market where the service is provided, and to indemnify, and hold harmless, the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s failure to exercise reasonable care in the performance of such obligations. At the Trust’s election, the Funds shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Funds have not been made whole for any such loss, damage, cost, expense, liability or claims.

3.9

Currency and Related Risks. The Trust bears risks of holding or transacting in any currency, including any mark to market exposure associated with a foreign exchange transaction undertaken with or through the Custodian. Neither the Custodian nor any

Foreign Sub-Custodian shall be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, which may delay or affect the transferability, convertibility or availability of any currency in the country (a) in which Fund bank accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian or any Foreign Sub-Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any Foreign Sub-Custodian shall be required to repay any deposit made at a foreign branch of either the Custodian or any Foreign Sub-Custodian if such branch cannot repay any deposit made at a foreign branch of either the Custodian or any Foreign Sub-Custodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 9 of this Agreement unless the Custodian or such Foreign Sub-Custodian expressly agrees in writing to repay the deposit under such circumstances. All currency transactions in any account opened pursuant to this Agreement are subject to exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by the Trust shall be for the account of the Trust.

3.10	Foreign Exchange Transactions. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account to the Trust with such currency brokers or banking institutions, including Sub-Custodians, as the Trust may direct pursuant to Proper Instructions. The obligations of the Custodian in respect of all foreign exchange transactions shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transactions.

3.10.1	Third Party Foreign Exchange Transactions. The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options and options on futures), where any third party acts as principal counterparty to the Trust on the same basis, if any, that it performs duties as agent for the Trust with respect to any other of the Trust’s investments. Accordingly, the Custodian shall only be responsible for delivering or receiving currency on behalf of the Trust in respect of such contracts pursuant to Proper Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Sub-Custodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and Proper Instructions to and from the currency broker or banking institution with which a foreign exchange contract or option has been executed pursuant hereto, (b) may make free outgoing payments of cash in the form of Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received, (c) may, in connection with cash payments made to third party currency broker/dealers for settlement of the Trust’s foreign exchange spot or forward transactions, foreign exchange swap transactions and similar foreign exchange transactions, process settlements using the banking facilities selected by the Custodian from time to time according to such banking facilities standard terms, and (d) shall hold all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions in safekeeping. The Trust accepts full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options and understands that the Trust shall be responsible for any and all costs and interest charges which may be incurred by the Trust or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange.

3.11	Bank Accounts. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Fund with a Foreign Sub-Custodian. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Fund. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, the State of Ohio.

3.12	Proxies. With respect to Foreign Assets, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. The Trust acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of the Trust to exercise shareholder rights.

3.13	Corporate Actions. With respect to Foreign Assets, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Funds at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or powers, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

4.	Records

The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of the Trust and the Funds under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder or any successor provisions, and specifically including identified cost records used for tax purposes. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and upon notice to the Trust, employees and agents of the SEC. In the event of termination of this Agreement, the Custodian will deliver all such records to the Trust to a successor Custodian, or to such other person as the Trust may direct. The Custodian shall supply daily to the Trust a tabulation of securities owned by a Fund and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations. In addition, the Custodian shall electronically transmit daily to the Trust information pertaining to security trading and other investment activity and all other cash activity of a Fund.

5.	Opinion of Trust’s Independent Public Accountants

The Custodian shall take all reasonable action to assist the Trust in obtaining from year to year favorable opinions from independent public accountants with respect to the Custodian’s activities hereunder in connection with the preparation of the Trust’s registration statement, periodic reports, or any other reports to the SEC and with respect to any other requirements of the SEC.

6.	Reports to Trust by Independent Public Accountants

The Custodian shall provide the Trust, at such times as the Trust may reasonably require, with reports by independent public accountants for each Fund on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian for the Trust under this Agreement; such reports shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust, to provide reasonable assurance that any material inadequacies would be disclosed by such examination and, if there are no such inadequacies, the reports shall so state.

7.	Compensation of Custodian

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust and the Custodian, and as reflected on Appendix D attached hereto.

8.	Responsibility of Custodian

The Custodian shall be held to a standard of reasonable care in carrying out the provisions of this Agreement; provided, however, that the Custodian shall be held to any higher standard of care which would be imposed upon the Custodian by any applicable law or regulation if such above stated standard of reasonable care was not part of this Agreement. The Custodian shall be entitled to rely on and may act upon advice of counsel (who may be counsel for the Trust) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice, provided that such action is not in violation of applicable federal or state laws or regulations, and is in good faith and without negligence. Subject to the limitations set forth in Section 16 hereof, the Custodian shall be kept indemnified by the Trust but only from the assets of the Fund involved in the issue at hand and be without liability for any action taken or thing done by it that is reasonably related to its responsibility to carry out the terms and provisions of this Agreement in accordance with the above standards.

In order that the indemnification provisions contained in this Section 8 shall apply, however, it is understood that if in any case the Trust may be asked to indemnify or save the Custodian harmless, the Trust shall be fully and promptly advised of all pertinent facts concerning the situation in question, and it is further understood that the Custodian will use all reasonable care to identify and notify the Trust promptly concerning any situation which presents or appears likely to present the probability of such a claim for indemnification. The Trust shall have the option to defend the Custodian against any claim which may be the subject of this indemnification, and in the event that the Trust so elects it will so notify the Custodian and thereupon the Trust shall take over complete defense of the claim, and the Custodian shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this Section. The Custodian shall in no case confess any claim or make any compromise in any case in which the Trust will be asked to indemnify the Custodian except with the Trust’s prior written consent.

Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Trust.

If the Trust requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the reasonable opinion of the Custodian, result in the Custodian or its nominee assigned to a Fund being liable for the payment of money or incurring liability of some other form, the Custodian may request the Trust, as a prerequisite to requiring the Custodian to take such action, to provide indemnity to the Custodian in an amount and form satisfactory to the Custodian.

Subject to the limitations set forth in Section 16 hereof, the Trust agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including reasonable counsel fees) (referred to herein as authorized charges) incurred or assessed against it or its nominee in connection with the performance of this Agreement, except such as may arise from it or its nominee’s own failure to act in accordance with the standard of care set forth herein or any higher standard of care which would be imposed upon the Custodian by any applicable law or regulation if such above-stated standard of care were not part of this Agreement. To secure any authorized charges and any advances of cash or securities made by the Custodian to or for the benefit of a Fund for any purpose which results in the Fund incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, the Trust hereby grants to the Custodian a security interest in and pledges to the Custodian securities held for the Fund by the Custodian in an amount not to exceed 10 percent of the Fund’s gross assets, the specific securities to be designated in writing from time to time by the Trust or the Fund’s investment adviser. Should the Trust fail to make such designation, or should it instruct the Custodian to make advances exceeding the percentage amount set forth above and should the Custodian do so, the Trust hereby agrees that the Custodian shall have a security interest in all securities or other property purchased for a Fund with the advances by the Custodian, which securities or property shall be deemed to be pledged to the Custodian, and the written instructions of the Trust instructing their purchase shall be considered the requisite description and designation of the property so pledged for purposes of the requirements of the Uniform Commercial Code. Should the Trust fail to cause a Fund to repay promptly any authorized charges or advances of cash or securities, subject to the provision of the second paragraph of this Section 8 regarding indemnification, the Custodian shall be entitled to use available cash and to dispose of pledged securities and property as is necessary to repay any such advances.

9.	Effective Period, Termination and Amendment

This Agreement shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid, to the other party, such termination to take effect not sooner than sixty (60) days after the date of such delivery or mailing; provided, however that the Custodian shall not act under Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Trustees of the Trust have approved this Agreement; provided further, however, that the Trust shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of the Agreement and Declaration of Trust, and further provided, that the Trust may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Upon termination of the Agreement, the Trust shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its reasonable costs, expenses and disbursements incurred in connection with its performance of this Agreement through the date of termination.

10.	Successor Custodian

If a successor custodian shall be appointed by the Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities then held by it hereunder for each Fund and shall transfer to separate accounts of the successor custodian all of each Fund’s securities held in a Securities System.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Trustees of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

In the event that no written order designating a successor custodian or certified copy of a vote of the Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $100,000,000, all securities, funds and other properties held by the Custodian and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement for each Fund and to transfer to separate accounts of such successor custodian all of each Fund’s securities held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

11.	Interpretive and Additional Provisions

In connection with the operation of this Agreement, the Custodian and the Trust may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Agreement and of Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

12.	Ohio Law to Apply

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the state of Ohio.

13.	Non-Public Information

1. The Trust and Custodian hereby acknowledge that the Trust may disclose shareholder non-public personal information (“NPI”) to the Custodian as agent to the Trust and solely in furtherance of fulfilling the Custodian’s contractual obligations under the Agreement in the ordinary court of business to support the Trust and its shareholders.

2. The Custodian hereby agrees to be bound to use and redisclose such NPI only for the limited purpose of fulfilling its duties and obligations under the Agreement, for law enforcement and miscellaneous purposes as permitted in 17 CFR §§ 248.15, or in connection with joint marketing arrangements that the Trust may establish with the Custodian in accordance with the limited exception set forth in 17 CR § 248.13.

3. The Custodian further represents and warrants that, in accordance with 17 CR § 248.30, it has implemented, and will continue to carry out for the term of the Agreement, policies and procedures reasonably designed to:

•	insure the security and confidentiality of records and NPI of Trust customers,

•	protect against any anticipated threats or hazards to the security or integrity of Trust customer records and NPI and

•	protect against unauthorized access to or use of such Trust customer records or NPI that could result in substantial harm or inconvenience to any Fund customer.

4. The Custodian Provider may redisclose Section 248.13 NPI only to: (a) the Trust and affiliated persons of the Trust (“Trust Affiliates”); (b) affiliated persons of the Custodian to the extent permitted under the original receipt); (c) a third party not affiliated with the Custodian (“Nonaffiliated Third Party”) under the service and processing (§248.14) or miscellaneous (§248.15) exceptions, but only in the ordinary course of business to carry out the activity covered by the exception under which the Custodian received the information in the first instance; and (d) a Nonaffiliated Third Party under the service provider and joint marketing exception (§248.13), provided the Custodian enters into a written contract with the Nonaffiliated Third Party that prohibits the Nonaffiliated Third Party from disclosing or using the information other than to carry out the purposes for which the Trust disclosed the information in the first instance.

5. The Custodian may redisclose Section 248.14 NPI and Section 248.15 NPI to: (a) the Trust and Trust Affiliates; (b) Custodian Affiliates (which in turn may disclose the information to the same extent permitted under the original receipt); and (c) a Nonaffiliated Third Party to whom the Trust might lawfully have disclosed NPI directly.

6. The Custodian is obligated to maintain beyond the termination date of the Agreement the confidentiality of any NPI it receives from the Trust in connection with the Agreement or any joint marketing arrangement, and hereby agrees that this Amendment shall survive such termination.

14.	Notices

Except as otherwise specifically provided herein, Notices and other writings delivered or mailed postage prepaid to the Trust c/o Alicia Powell, 1001 Liberty Avenue, 12th Floor, Pittsburgh, Pennsylvania 15222, Attention: Secretary, or to the Custodian at Huntington Center, 41 South High Street, Columbus, Ohio 43287, or to such other address as the Trust or the Custodian may hereafter specify, shall be deemed to have been properly delivered or given hereunder to the respective address.

15.	Counterparts

This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

16.	Limitations of Liability

The Custodian is expressly put on notice of the limitation of liability as set forth in Article VII of the Agreement and Declaration of Trust and agrees that the obligations and liabilities assumed by the Trust and any Fund pursuant to this Agreement, including, without limitation, any obligation or liability to indemnify the Custodian pursuant to Section 8 hereof, shall be limited in any case to the relevant Fund and its assets and that the Custodian shall not seek satisfaction of any such obligation from the shareholders of the relevant Fund, from any other Fund or its shareholders or from the Trustees, Officers, employees or agents of the Trust, or any of them. In addition, in connection with the discharge and satisfaction of any claim made by the Custodian against the Trust, for whatever reasons, involving more than one Fund, the Trust shall have the exclusive right to determine the appropriate allocations of liability for any such claim between or among the Trust.

17.	Prior Agreement Terminated and Superseded

The Custodian Agreement dated June 23, 2006 between the parties hereto (“Prior Agreement”) is hereby terminated and superseded by this Agreement. The parties hereto mutually agree to waive the notice of termination provisions set forth in Section 9 of the Prior Agreement. Accordingly, the Prior Agreement will terminate on even date herewith.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative as of the 26th day of May, 2009.

THE HUNTINGTON FUNDS

By:	/s/ Eric McKenzie
Name:	Eric McKenzie
Title:	Vice President

THE HUNTINGTON NATIONAL BANK

By:	/s/ Dan Luke
Name:	Dan Luke
Title:	Vice President

APPENDIX A

	Authorized Persons	Specimen Signatures

Chairman:

President:

Secretary:

Treasurer:

Senior Vice President:

Assistant Secretary:

Assistant Treasurer:

Adviser Employees:

Transfer Agent/Fund Accountant

Employees:

*	Authority restricted; does not include:

See Amended & Restated Appendix B, dated 7/29/09

APPENDIX B

Series of the Trust

The Huntington Funds

Huntington Dividend Capture Fund

Huntington Fixed Income Securities Fund

Huntington Growth Fund

Huntington Income Equity Fund

Huntington Intermediate Government Income Fund

Huntington International Equity Fund

Huntington Macro 100 Fund

Huntington Mid Corp America Fund

Huntington Money Market Fund

Huntington Mortgage Securities Fund

Huntington New Economy Fund

Huntington Ohio Municipal Money Market Fund

Huntington Ohio Tax-Free Fund

Huntington Real Strategies Fund

Huntington Rotating Markets Fund

Huntington Short/Intermediate Fixed Income Securities Fund

Huntington Situs Fund

Huntington Tax-Free Money Market Fund

Huntington Technical Opportunities Fund

Huntington U.S. Treasury Money Market Fund

Huntington VA Balanced Fund

Huntington VA Dividend Capture Fund

Huntington VA Growth Fund

Huntington VA Income Equity Fund

Huntington VA International Equity Fund

Huntington VA Macro 100 Fund

Huntington VA Mid Corp America Fund

Huntington VA Mortgage Securities Fund

Huntington VA New Economy Fund

Huntington VA Real Strategies Fund

Huntington VA Rotating Markets Fund

Huntington VA Situs Fund

See amended and restated Appendix B – dated 12/28/09

APPENDIX B

Series of the Trust

The Huntington Funds

Huntington Dividend Capture Fund

Huntington Fixed Income Securities Fund

Huntington Growth Fund

Huntington Income Equity Fund

Huntington Intermediate Government Income Fund

Huntington International Equity Fund

Huntington Macro 100 Fund

Huntington Mid Corp America Fund

Huntington Money Market Fund

Huntington Mortgage Securities Fund

Huntington New Economy Fund

Huntington Ohio Municipal Money Market Fund

Huntington Ohio Tax-Free Fund

Huntington Real Strategies Fund

Huntington Rotating Markets Fund

Huntington Short/Intermediate Fixed Income Securities Fund

Huntington Situs Fund

Huntington Tax-Free Money Market Fund

Huntington Technical Opportunities Fund

Huntington U.S. Treasury Money Market Fund

Huntington Balanced Allocation Fund

Huntington Conservative Allocation Fund

Huntington Growth Allocation Fund

Huntington VA Balanced Fund

Huntington VA Dividend Capture Fund

Huntington VA Growth Fund

Huntington VA Income Equity Fund

Huntington VA International Equity Fund

Huntington VA Macro 100 Fund

Huntington VA Mid Corp America Fund

Huntington VA Mortgage Securities Fund

Huntington VA New Economy Fund

Huntington VA Real Strategies Fund

Huntington VA Rotating Markets Fund

Huntington VA Situs Fund

This Appendix B, amended and restated as of July 29, 2009, is hereby incorporated and made part of the Custodian Agreement, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of Appendix B to the Agreement.

Witness the due execution hereof this 29th day of July, 2009.

THE HUNTINGTON FUNDS		THE HUNTINGTON NATIONAL BANK

By:	/s/ Eric McKenzie	By:	/s/ Dan Luke
Name:	Eric McKenzie	Name:	Dan Luke
Title:	Vice President	Title:	Vice President

See amended and restated Appendix B – dated 8/31/12

APPENDIX B

Series of the Trust

The Huntington Funds

Huntington Dividend Capture Fund

Huntington Fixed Income Securities Fund

Huntington Global Select Markets Fund

Huntington Growth Fund

Huntington Income Equity Fund

Huntington Intermediate Government Income Fund

Huntington International Equity Fund

Huntington Macro 100 Fund

Huntington Mid Corp America Fund

Huntington Money Market Fund

Huntington Mortgage Securities Fund

Huntington New Economy Fund

Huntington Ohio Municipal Money Market Fund

Huntington Ohio Tax-Free Fund

Huntington Real Strategies Fund

Huntington Rotating Markets Fund

Huntington Short/Intermediate Fixed Income Securities Fund

Huntington Situs Fund

Huntington Tax-Free Money Market Fund

Huntington Technical Opportunities Fund

Huntington U.S. Treasury Money Market Fund

Huntington Balanced Allocation Fund

Huntington Conservative Allocation Fund

Huntington Growth Allocation Fund

Huntington VA Balanced Fund

Huntington VA Dividend Capture Fund

Huntington VA Growth Fund

Huntington VA Income Equity Fund

Huntington VA International Equity Fund

Huntington VA Macro 100 Fund

Huntington VA Mid Corp America Fund

Huntington VA Mortgage Securities Fund

Huntington VA New Economy Fund

Huntington VA Real Strategies Fund

Huntington VA Rotating Markets Fund

Huntington VA Situs Fund

This Appendix B, amended and restated as of December 28, 2009, is hereby incorporated and made part of the Custodian Agreement, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of Appendix B to the Agreement.

Witness the due execution hereof this 28th day of December, 2009.

THE HUNTINGTON FUNDS		THE HUNTINGTON NATIONAL BANK

By:	/s/ B. Randolph Bateman	By:	/s/ Dan Luke
Name:	B. Randolph Bateman	Name:	Dan Luke
Title:	President	Title:	Vice President

APPENDIX B

AMENDED AND RESTATED AS OF AUGUST 31, 2012

Series of the Trust

The Huntington Funds

Huntington Tax-Free Money Market Fund

Huntington Money Market Fund

Huntington Ohio Municipal Money Market Fund

Huntington U.S. Treasury Money Market Fund

Huntington Disciplined Equity Fund

Huntington Dividend Capture Fund

Huntington Global Select Markets Fund

Huntington Growth Fund

Huntington Income Equity Fund

Huntington International Equity Fund

Huntington Macro 100 Fund

Huntington Mid Corp America Fund

Huntington Real Strategies Fund

Huntington Rotating Markets Fund

Huntington Situs Fund

Huntington Fixed Income Securities Fund

Huntington Intermediate Government Income Fund

Huntington Longer Duration Fixed Income Fund

Huntington Mortgage Securities Fund

Huntington Ohio Tax-Free Fund

Huntington Short/Intermediate Fixed Income Securities Fund

Huntington Balanced Allocation Fund

Huntington Conservative Allocation Fund

Huntington Growth Allocation Fund

Huntington World Income Fund

Huntington Income Generation Fund

Huntington VA Balanced Fund

Huntington VA Dividend Capture Fund

Huntington VA Growth Fund

Huntington VA Income Equity Fund

Huntington VA International Equity Fund

Huntington VA Macro 100 Fund

Huntington VA Mid Corp America Fund

Huntington VA Mortgage Securities Fund

Huntington VA New Economy Fund

Huntington VA Real Strategies Fund

Huntington VA Rotating Markets Fund

Huntington VA Situs Fund

This Appendix B, amended and restated as of August 31, 2012, is hereby incorporated and made part of the Custodian Agreement, by and between the parties named below (the “Agreement”), and replaces any and all prior versions of Appendix B to the Agreement.

Witness the due execution hereof this 31st day of August, 2012.

THE HUNTINGTON FUNDS		THE HUNTINGTON NATIONAL BANK

By:	/s/ B. Randolph Bateman	By:	/s/ Dan Luke
Name:	B. Randolph Bateman	Name:	Dan Luke
Title:	President	Title:	Vice President

APPENDIX C

Agents of the Custodian

The following agents are employed currently by The Huntington National Bank for securities processing and control.

The Depository Trust Company (New York)

7 Hanover Square

New York, NY 10004

The Federal Reserve Bank

Cleveland Branch

Brown Brothers Harriman & Co.

40 Water Street

Boston, Massachusetts 02109

(Sub-custodian for Foreign Investments and certain non-DTC eligible Investments)

APPENDIX E

17f-5 DELEGATION SCHEDULE

By its execution of this Delegation Schedule dated as of April 15, 2009, THE HUNTINGTON FUNDS (the “Trust”), a Delaware statutory trust acting on behalf of the portfolios listed on Appendix B to the Custodian Agreement (as defined herein), each of which is registered with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended (the “1940 Act”) (each a “Fund” and collectively the “Funds”), hereby appoints THE HUNTINGTON NATIONAL BANK (the “Delegate”), a national banking association, as its delegate to perform certain functions with respect to the custody of the Funds’ Foreign Assets (as defined herein).

WHEREAS pursuant to a Custodian Agreement between the Trust and the Delegate dated as of even date herewith (the “Custodian Agreement”), the Trust has appointed the Delegate as custodian (“Custodian”) of each Fund’s assets;

WHEREAS a Fund may, from time to time, make investments (including foreign currencies) for which the primary market is outside the United States (“Foreign Assets”);

WHEREAS the Trust at the direction of each Fund has appointed the Delegate as Foreign Custody Manager of the Funds pursuant to Rule 17f-5 under the 1940 Act and wishes to delegate to the Delegate certain functions with respect to the custody of each Fund’s Foreign Assets;

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Trust on behalf of the Funds, and the Delegate agree as follows:

1. Maintenance of Fund’s Foreign Assets. The Trust, acting on behalf of the Funds, hereby instructs the Delegate pursuant to the terms of the Custodian Agreement to place and maintain the Fund’s Foreign Assets in countries outside the United States in accordance with Proper Instructions received from the Trust. Such instruction shall constitute a Proper Instruction under the terms of the Custodian Agreement. The Trust acknowledges that (a) the Delegate shall perform services hereunder only with respect to the countries where it accepts delegation as foreign custody manager; (b) depending on conditions in the particular country, advance notice may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Delegate to provide delegated or custodial services in any country, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services.

2. Delegation.

(a) Delegate. Pursuant to the provisions of Rule 17f-5 under the 1940 Act, the Trust on behalf of the Funds hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform only those duties set forth in this Delegation Schedule concerning the safekeeping of the Fund’s Foreign Assets in each of the countries as to which it acts as delegate. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Trust, on behalf of the Funds, as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause the Fund’s Foreign Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Trust confirms to the Delegate that the Trust on behalf of the Funds has considered the Sovereign Risk and prevailing Country Risk as part of its continuing investment decision process, including such factors as may be reasonably related to the systemic risk of maintaining the Fund’s Foreign Assets in a particular country, including, but not limited to, financial infrastructure, prevailing custody and settlement systems and practices (including the use of any Securities Depository in the context of information provided by the Delegate in the performance of its duties as required under Rule 17f-7 and the terms of the Custodian Agreement governing such duties), and the laws relating to the safekeeping and recovery of the Fund’s Foreign Assets held in custody pursuant to the terms of the Custodian Agreement.

(b) Sub-Custodian and Foreign Sub-Custodian. The Trust and Delegate agree that the Delegate shall appoint Brown Brothers Harriman & Co. (“BBH”) as its sub-custodian and sub-foreign custody manager for purposes of carrying out all of the duties and obligations of the Delegate under Rules 17f-5 and 17f-7. Delegate understands and agrees that the appointment of BBH shall not relieve the Delegate of any liability under this Delegation Schedule and/or the Custodian Agreement. Delegate may not terminate BBH as either sub-custodian or sub-foreign custody manager without prior approval of the Trust, and any successor sub-custodian or sub-foreign custody manager must be approved by the Board of the Trust. Delegate understands and agrees that neither the Trust nor any Fund has any liability for the payment of BBH’s fees, and that the payment of fees to BBH shall be the sole responsibility of Delegate.

3. Selection of Eligible Foreign Custodian and Contract Administration. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Fund’s foreign custodial arrangements:

(a) Selection of Eligible Foreign Custodian. The Delegate shall place and maintain the Fund’s Foreign Assets with an Eligible Foreign Custodian, provided that the Delegate shall have determined that the Fund’s Foreign Assets will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering factors relevant to the safekeeping of such assets including without limitation:

(i) The Eligible Foreign Custodian’s practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;

(ii) Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Fund’s Foreign Assets;

(iii) The Eligible Foreign Custodian’s general reputation and standing; and

(iv) Whether the Fund will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian’s appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

The Delegate shall be required to make the foregoing determination to the best of its knowledge and belief based only on information reasonably available to it.

(b) Contract Administration. The Delegate shall cause that the foreign custody arrangements with an Eligible Foreign Custodian shall be governed by a written contract that the Delegate has determined will provide reasonable care for Fund assets based on the standards applicable to custodians in the relevant market. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

(i) For indemnification or insurance arrangements (or any combination of the foregoing) such that the Fund will be adequately protected against the risk of loss of assets held in accordance with such contract;

(ii) That the Fund’s Foreign Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

(iii) That beneficial ownership of the Fund’s Foreign Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

(iv) That adequate records will be maintained identifying the Fund’s Foreign Assets as belonging to the Fund or as being held by a third party for the benefit of the Fund;

(v) That the Fund’s independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

(vi) That the Delegate will receive sufficient and timely periodic reports with respect to the safekeeping of the Fund’s Foreign Assets, including, but not limited to, notification of any transfer to or from the Fund’s account or a third party account containing the Fund’s Foreign Assets.

Such contract may contain, in lieu of any or all of the provisions specified in this Section 3(b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Fund’s Foreign Assets as the specified provisions, in their entirety.

(c) Limitation to Delegated Selection. Notwithstanding anything in this Delegation Schedule to the contrary, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7 of this Delegation Schedule.

4. Monitoring. The Delegate shall establish a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining the Fund’s Foreign Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of placement of the Fund’s Foreign Assets in accordance with the criteria established under Section 3(a) of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of the contract governing the Fund’s arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule.

5. Reporting. At least annually and more frequently as mutually agreed between the parties, the Delegate shall provide to the Board of Trustees of the Trust (“Board”) written reports specifying placement of the Fund’s Foreign Assets with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule and shall promptly report on any material changes to such foreign custody arrangements. Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 of this Delegation Schedule only to the extent specifically agreed with respect to the particular situation.

6. Withdrawal of Fund’s Foreign Assets. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Delegation Schedule no longer meets the requirements of said Section, Delegate shall withdraw the Fund’s Foreign Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of the Fund’s Foreign Assets or would materially impair the liquidity, value or other investment characteristics of the Fund’s Foreign Assets, it shall be the duty of the Delegate to provide information regarding the particular circumstances and to act only in accordance with Instructions of the Trust with respect to such liquidation or other withdrawal.

7. Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Schedule, the Trust may direct the Delegate to place and maintain the Fund’s Foreign Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Delegate will not provide delegation services. In such event, the Delegate shall be entitled to rely on any such instruction as an Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

8. Standard of Care and Responsibility. In carrying out its duties under this Delegation Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Fund’s Foreign Assets would exercise.

9. Representations. Bank hereby represents and warrants that it is a U.S. Bank and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate. The Trust hereby represents and warrants that the Board has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Trust and is a legal, valid and binding agreement of the Trust.

10. Effectiveness; Termination. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate’s signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th calendar day following the date on which the non-terminating party shall receive the foregoing notice. Notwithstanding the foregoing, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

11. Notices. Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

12. Definitions. Capitalized terms not otherwise defined in this Delegation Schedule have the following meanings:

(a) Country Risk - Country Risk shall mean, with respect to the acquisition, ownership, settlement or custody of Foreign Assets in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Foreign Assets including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository, (f) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets.

(b) Eligible Foreign Custodian - shall have the meaning set forth in Rule 17f-5(a)(1) of the 1940 Act and shall also include a U.S. Bank.

(c) Foreign Assets - shall mean any of the Fund’s investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.

(d) Proper Instructions - shall have the meaning set forth in the Custodian Agreement.

(e) Securities Depository - shall have the meaning set forth in Rule 17f-7 of the 1940 Act.

(f) Sovereign Risk - Sovereign Risk shall mean, in respect of any jurisdiction, including the United States of America, where Foreign Assets are acquired or held hereunder or under a sub-custody agreement, (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any governmental authority, (c) the confiscation, expropriation or nationalization of any Foreign Assets by any governmental authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting Foreign Assets or cash deposits, (f) any change in the applicable law of any jurisdiction or (g) any other economic or political risk incurred or experienced.

(g) U.S. Bank - shall mean a bank which qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the 1940 Act.

13. Governing Law and Jurisdiction. This Delegation Schedule shall be construed in accordance with the laws of the State of Ohio without reference to the conflict of law provisions thereof. The parties hereby submit to the exclusive jurisdiction of the Federal courts sitting in the State of Ohio or the state courts of such State.

14. Fees. Delegate shall perform its functions under this Delegation Schedule for the compensation determined under the Custodian Agreement.

15. Integration. This Delegation Schedule sets forth all of the Delegate’s duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate’s obligations under the Custodian Agreement.

IN WITNESS WHEREOF, each of the parties hereto has caused this Delegation Schedule to be duly executed as of the date first above written.

The undersigned acknowledges that (I/we) have received a copy of this document.

THE HUNTINGTON FUNDS		THE HUNTINGTON NATIONAL BANK

By:	/s/ Eric McKenzie	By:	/s/ Dan Luke
Name:	Eric McKenzie	Name:	Dan Luke
Title:	Vice President	Title:	Vice President